Plexus Announces Fiscal Third Quarter Financial Results
NEENAH, WI – July 27, 2022 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal third quarter ended July 2, 2022, and guidance for our fiscal fourth quarter ending October 1, 2022.
•Reports record fiscal third quarter revenue of $981 million, GAAP operating margin of 5.1% and GAAP diluted EPS of $1.33, including $0.21 of stock-based compensation expense
•Initiates fiscal fourth quarter revenue guidance of $980 million to $1.020 billion with GAAP diluted EPS of $1.19 to $1.35, including $0.22 of stock-based compensation expense

	Three Months Ended
	Jul 2, 2022	Jul 2, 2022	Oct 1, 2022
	Q3F22 Results	Q3F22 Guidance	Q4F22 Guidance
Summary GAAP Items
Revenue (in millions)	$981	$885 to $925	$980 to $1,020
Operating margin	5.1%	4.4% to 4.9%	4.7% to 5.2%
Diluted EPS (1)	$1.33	$1.02 to $1.18	$1.19 to $1.35

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	11.5%
Economic return	2.2%

(1)	Includes stock-based compensation expense of $0.21 for Q3F22 results, $0.21 for Q3F22 guidance and $0.22 for Q4F22 guidance.
(2)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to GAAP.
Fiscal Third Quarter 2022 Information
•Won 47 manufacturing programs during the quarter representing $201 million in annualized revenue when fully ramped into production
•Trailing four-quarter manufacturing wins continue to exceed $1 billion in annualized revenue when fully ramped into production
•Purchased $11.7 million of our shares at an average price of $79.27 per share, completing our $50 million share repurchase program authorized by Plexus’ Board of Directors on August 11, 2021

Todd Kelsey, CEO, commented, “As we establish our fiscal fourth quarter guidance, I am pleased that Plexus is in position to deliver $1 billion in quarterly revenue, which would be a first for the company. While understanding that the macroeconomic outlook is uncertain and that challenging supply chain conditions remain, the strength in substantial, early-stage new program ramps, our leading position in secular growth markets and commitment to operational excellence provides the opportunity for further revenue growth and GAAP EPS expansion into fiscal 2023.”

Mr. Kelsey continued, “We delivered another strong quarter of results given our increasing success in mitigating the impact of constrained component supplies. Our fiscal third quarter revenue of $981 million, representing year-over-year growth of 21%, 5.1% GAAP operating margin and GAAP EPS of $1.33 all exceeded our guidance range.”

Mr. Kelsey further commented, “Our funnel of qualified manufacturing opportunities held steady at a record $3.4 billion, while quarterly new manufacturing program wins of $201 million declined following the superb performance last quarter. With our trailing four-quarter wins exceeding $1 billion, our momentum in program ramps and our increasing exposure to the secular growth markets of commercial space, warehouse and factory automation and robotic-assisted surgery, we remain positioned for sustained growth.”

Patrick Jermain, Executive Vice President and CFO, commented, “The fiscal third quarter cash cycle of 102 days was consistent with our expectation. As anticipated, the quarter included strategic investments in working capital to support significant revenue growth delivered in the fiscal third quarter and continued revenue growth projected in the fiscal fourth quarter. While working capital investments will continue in support of our customers’ demand, we expect our cash cycle to improve for the fiscal fourth quarter through sequential revenue growth and continued focus on working capital initiatives. We anticipate this improvement will help deliver breakeven-to-positive free cash flow for the fiscal fourth quarter.”

Mr. Jermain continued, "On June 9, 2022, we refinanced our credit facility to take advantage of favorable pricing and improve our financial covenants. In addition, the maximum commitment under the credit facility was expanded to $500 million, with the potential to increase it by an additional $250 million. The maturity of the credit facility was extended to June 2027.”

Mr. Kelsey concluded, “We are guiding fiscal fourth quarter revenue of $980 million to $1.020 billion, which reflects the success of ongoing new program ramps and customer demand that continues to substantially outpace supply. Incremental investments to support robust customer growth projections and increased incentive compensation expense are modestly pressuring GAAP operating margin, resulting in a forecast of 4.7% to 5.2%, while GAAP EPS guidance of $1.19 to $1.35 is also impacted by greater interest and tax expense.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Jul 2, 2022	Apr 2, 2022	Jul 3, 2021
Revenue	$981,341	$888,723	$814,387
Gross profit	93,618	76,510	74,050
Operating income	49,561	35,837	36,373
Net income	37,494	26,869	27,609
Diluted EPS	$1.33	$0.95	$0.95

Gross margin	9.5%	8.6%	9.1%
Operating margin	5.1%	4.0%	4.5%

ROIC (1)	11.5%	10.2%	15.9%
Economic return (1)	2.2%	0.9%	7.8%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return and a reconciliation of these measures to their comparable GAAP measures.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 56% of revenue during both the second and third quarters of fiscal 2022, up one percentage point from the third quarter of fiscal 2021 when the top 10 customers comprised 55% of revenue.

Business Segments ($ in millions)	Three Months Ended
	Jul 2, 2022	Apr 2, 2022	Jul 3, 2021
Americas	$343	$311	$319
Asia-Pacific	586	534	447
Europe, Middle East and Africa	84	74	76
Elimination of inter-segment sales	(32)	(30)	(28)
Total Revenue	$981	$889	$814

Market Sectors ($ in millions)	Three Months Ended
	Jul 2, 2022		Apr 2, 2022		Jul 3, 2021
Industrial	$454	46%	$415	47%	$372	46%
Healthcare/Life Sciences	401	41%	353	40%	324	40%
Aerospace/Defense	126	13%	121	13%	118	14%
Total Revenue	$981		$889		$814

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow, because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to the attached Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for the third quarter of fiscal 2022 was 11.5%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a four-quarter period for the third fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2022 is 9.3%. ROIC for the third quarter of fiscal 2022 less Plexus’ weighted average cost of capital resulted in an economic return of 2.2%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended July 2, 2022, cash flows used in operations was $21.2 million, less capital expenditures of $20.8 million, resulted in negative free cash flow of $42 million.

Cash Cycle Days	Three Months Ended
	Jul 2, 2022	Apr 2, 2022	Jul 3, 2021
Days in Accounts Receivable	57	59	52
Days in Contract Assets	12	12	13
Days in Inventory	160	154	108
Days in Accounts Payable	(87)	(86)	(71)
Days in Cash Deposits	(40)	(41)	(22)
Annualized Cash Cycle *	102	98	80
* We calculate cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal 2022 Q3 Earnings Conference Call and Webcast
When:	Thursday, July 28, 2022 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BI9aba234995214c3096c0dad2bf8c99e4
Webcast link:
https://edge.media-server.com/mmc/p/xv7vm7hu

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 20,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Aftermarket Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the evolving effect, which may intensify, of COVID-19 on our employees, customers, suppliers, and logistics providers, including the impact of governmental actions being taken to curtail the spread of the virus. Other risks and uncertainties include, but are not limited to: the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the effects of U.S. Tax Reform, any tax law changes as a result of change in U.S. presidential administration, and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s exit from the European Union); the potential effect of other world or local events or other events outside our control (such as the recent conflict between Russia and Ukraine, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2021 Form 10-K and subsequently filed quarterly reports on Form 10-Q.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Jul 2,	Jul 3,	Jul 2,	Jul 3,
	2022	2021	2022	2021
Net sales	$981,341	$814,387	$2,687,520	$2,525,627
Cost of sales	887,723	740,337	2,447,396	2,281,298
Gross profit	93,618	74,050	240,124	244,329
Operating expenses:
Selling and administrative expenses	44,057	36,439	122,232	107,136
Restructuring and impairment charges	—	1,238	2,021	3,267
Operating income	49,561	36,373	115,871	133,926
Other income (expense):
Interest expense	(3,923)	(3,190)	(10,314)	(11,094)
Interest income	318	308	851	1,072
Miscellaneous, net	(2,678)	(579)	(5,047)	(2,922)
Income before income taxes	43,278	32,912	101,361	120,982
Income tax expense	5,784	5,303	13,575	15,411
Net income	$37,494	$27,609	$87,786	$105,571
Earnings per share:
Basic	$1.35	$0.97	$3.14	$3.68
Diluted	$1.33	$0.95	$3.09	$3.60
Weighted average shares outstanding:
Basic	27,738	28,529	27,913	28,708
Diluted	28,179	29,068	28,452	29,298

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jul 2,	Oct 2,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$276,608	$270,172
Restricted cash	1,222	341
Accounts receivable	613,510	519,684
Contract assets	128,050	115,283
Inventories	1,561,264	972,312
Prepaid expenses and other	73,771	53,094
Total current assets	2,654,425	1,930,886
Property, plant and equipment, net	429,990	395,094
Operating lease right-of-use assets	64,293	72,087
Deferred income taxes	26,919	27,385
Other assets	28,836	36,441
Total non-current assets	550,038	531,007
Total assets	$3,204,463	$2,461,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$250,012	$66,313
Accounts payable	853,203	634,969
Customer deposits	390,779	204,985
Accrued salaries and wages	68,386	75,394
Other accrued liabilities	298,363	147,042
Total current liabilities	1,860,743	1,128,703
Long-term debt and finance lease obligations, net of current portion	184,707	187,033
Accrued income taxes payable	42,167	47,974
Long-term operating lease liabilities	32,270	37,970
Deferred income taxes	6,289	5,677
Other liabilities	20,097	26,304
Total non-current liabilities	285,530	304,958
Total liabilities	2,146,273	1,433,661
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
54,079 and 53,849 shares issued, respectively,
and 27,712 and 28,047 shares outstanding, respectively	541	538
Additional paid-in-capital	647,169	639,778
Common stock held in treasury, at cost, 26,367 and 25,802, respectively	(1,090,003)	(1,043,091)
Retained earnings	1,521,777	1,433,991
Accumulated other comprehensive loss	(21,294)	(2,984)
Total shareholders’ equity	1,058,190	1,028,232
Total liabilities and shareholders’ equity	$3,204,463	$2,461,893

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Jul 2,	Apr 2,	Jul 3,	Jul 2,	Jul 3,
	2022	2022	2021	2022	2021
Operating income, as reported	$49,561	$35,837	$36,373	$115,871	$133,926
Operating margin, as reported	5.1%	4.0%	4.5%	4.3%	5.3%

Non-GAAP adjustments:
Restructuring and impairment charges (1)	—	—	1,238	2,021	3,267
Adjusted operating income	$49,561	$35,837	$37,611	$117,892	$137,193
Adjusted operating margin	5.1%	4.0%	4.6%	4.4%	5.4%

Net income, as reported	$37,494	$26,869	$27,609	$87,786	$105,571

Non-GAAP adjustments:
Restructuring and impairment charges, net of tax (1)	—	—	1,108	1,809	2,924
Adjusted net income	$37,494	$26,869	$28,717	$89,595	$108,495

Diluted earnings per share, as reported	$1.33	$0.95	$0.95	$3.09	$3.60

Non-GAAP per share adjustments:
Restructuring and impairment charges, net of tax (1)	—	—	0.04	0.06	0.10
Adjusted diluted earnings per share	$1.33	$0.95	$0.99	$3.15	$3.70

(1)	During the nine months ended July 2, 2022, restructuring and impairment charges of $2.0 million, or $1.8 million net of taxes, were primarily incurred for employee severance costs associated with a facility transition in our APAC region.

During the three months ended July 3, 2021, restructuring and impairment charges of $1.2 million, or $1.1 million net of taxes, were incurred for employee severance costs associated with the reduction of the Company's workforce primarily in the AMER region.

During the nine months ended July 3, 2021, restructuring and impairment charges of $3.3 million, or $2.9 million net of taxes, were incurred for employee severance costs associated with the reduction of the Company's workforce primarily in the EMEA and AMER regions.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Nine Months Ended		Six Months Ended		Nine Months Ended
	Jul 2,		Apr 2,		Jul 3,
	2022		2022		2021
Operating income, as reported		$115,871		$66,310		$133,926
Restructuring and impairment charges	+	2,021	+	2,021	+	3,267
Adjusted operating income		$117,892		$68,331		$137,193
	÷	3	x	2	÷	3
		$39,297				$45,731
	x	4			x	4
Adjusted annualized operating income		$157,188		$136,662		$182,924
Adjusted effective tax rate	x	14%	x	14%	x	13%
Tax impact		22,006		19,133		23,780
Adjusted operating income (tax effected)		$135,182		$117,529		$159,144

Average invested capital	÷	$1,178,134	÷	$1,151,775	÷	$1,003,614
ROIC		11.5%		10.2%		15.9%
Weighted average cost of capital	-	9.3%	-	9.3%	-	8.1%
Economic return		2.2%		0.9%		7.8%

	Three Months Ended
Average Invested Capital Calculations	Jul 2,	Apr 2,	Jan 1,	Oct 2,
	2022	2022	2022	2021
Equity	$1,058,190	$1,040,591	$1,044,095	$1,028,232
Plus:
Debt and finance lease obligations - current	250,012	222,393	151,417	66,313
Operating lease obligations - current (1)	8,640	9,266	9,507	9,877
Debt and finance lease obligations - long-term	184,707	186,069	187,075	187,033
Operating lease obligations - long-term	32,270	34,347	36,343	37,970
Less:
Cash and cash equivalents	(276,608)	(307,964)	(217,067)	(270,172)
	$1,257,211	$1,184,702	$1,211,370	$1,059,253

	Three Months Ended
Average Invested Capital Calculations	Jul 3,	Apr 3,	Jan 2,	Oct 3,
	2021	2021	2021	2020
Equity	$1,020,450	$1,013,952	$1,006,959	$977,480
Plus:
Debt and finance lease obligations - current	60,468	50,229	148,408	146,829
Operating lease obligations - current (1)	9,130	9,314	9,351	7,724
Debt and finance lease obligations - long-term	187,690	188,730	188,148	187,975
Operating lease obligations - long-term	33,193	34,751	37,052	36,779
Less:
Cash and cash equivalents	(303,255)	(294,370)	(356,724)	(385,807)
	$1,007,676	$1,002,606	$1,033,194	$970,980

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.